                                                                     EXHIBIT 4.3

          AMENDMENT AND WAIVER, dated as of July 16, 2001 (this "Amendment and
                                                                 -------------
Waiver"), to the Amended and Restated Registration Rights Agreement, dated as of
------
April 7, 1988 (as may be further amended, supplemented or otherwise modified from time to time, the "Registration Rights Agreement"), among ARAMARK
                        -----------------------------
Corporation, a Delaware corporation (the "Company"), ARAMARK Worldwide
                                          -------
Corporation, a Delaware corporation ("New ARAMARK"), and the persons listed on
                                      --- -------
the Schedule I attached to the Registration Rights Agreement.

                                  WITNESSETH:

          WHEREAS, the Company is proceeding with a reorganization (the

"Reorganization") pursuant to which the Company shall, inter alia, merge into
 --------------
New ARAMARK, which is a wholly owned subsidiary of the Company;

          WHEREAS, the Class A Stockholders (as defined below) shall receive in the merger shares of registered Class A-1 Common Stock (as defined below) of New ARAMARK, which shall be convertible, on a one-for-one basis, into registered (x) freely transferable Class B Common Stock (as defined below) of New ARAMARK at any time or from time to time on or after the expiration of the Transfer Restriction Period (as defined below) upon transfer to any third party or (y) Class B-1 Common Stock (as defined below) of New ARAMARK at any time or from time to time during the Transfer Restriction Period;

          WHEREAS, New ARAMARK intends to commence an initial public offering of its Class B Common Stock substantially contemporaneously with the Reorganization (the "IPO");
      ---

          WHEREAS, the Company and the holders of Registrable Common Stock are parties to the Registration Rights Agreement;

          WHEREAS, pursuant to the definitions of Registrable Common Stock and Holder set forth in the Registration Rights Agreement, the Class A Stock of the Company will no longer constitute Registrable Common Stock upon (x) completion of the Reorganization and (y) the registration on the S-4 Registration Statement (as defined below) of (i) all Class A-1 Common Stock of New ARAMARK received in exchange therefore and (ii) all Class B Common Stock and Class B-1 Common Stock of New ARAMARK into which such Class A-1 Common Stock may be converted, but the parties hereto wish to ensure that no ambiguities exist with respect to the termination of such rights under the Registration Rights Agreement;

          WHEREAS, in accordance with the Registration Rights Agreement, the Class A Stockholders agree to waive and terminate the registration rights set forth in the Registration Rights Agreement and the Company has agreed to such amendment and waiver, in each case, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Company to proceed with the Reorganization and the IPO, the Company and the Class A Stockholders hereby agree as follows:

          1.  Defined Terms.  Capitalized terms used herein and not otherwise
              -------------
defined shall have the respective meanings set forth in the Registration Rights Agreement.

          "Class A Stock" means Class A common stock, par value, $.01 per share,
           -------------
of the Company.

          "Class A Stockholders" means the holders of shares of Class A Stock
           --------------------
from time to time or as of the date of this Amendment and Waiver, as the context may require.

          "Waiver Termination Date" means March 1, 2002.
           -----------------------

          2.  Waiver.  Subject to Section 4 of this Amendment and Waiver, the
              ------
Class A Stockholders hereby irrevocably and unconditionally waive their registration rights as set forth in Sections 2.1 through and including 2.5 and Sections 3.1, 3.2 and 3.4 (collectively, the "Waived Provisions") of the Registration Rights Agreement.

          3.  Termination.  The Registration Rights Agreement, including but not
              -----------
limited to the Waived Provisions, shall be terminated in all respects upon the completion of the Reorganization and the IPO.

          4.  Effectiveness.  This Amendment and Waiver shall become effective
              -------------
on the date first above written, but shall, except for Sections 9 and 10 of this Amendment and Waiver, terminate on the Waiver Termination Date if the IPO has not been effectuated before the Waiver Termination Date, in which event the Waived Provisions of the Registration Rights Agreement shall be reinstated and again become fully and legally binding between the parties hereto as of the Waiver Termination Date. Sections 9 and 10 hereof shall survive the termination of this Amendment and Waiver, if any.

          5.  Registration of Common Stock; Merger.  New ARAMARK hereby agrees:
              ----------------------------

              (a)  to cause a Registration Statement on Form S-4 (the "S-4
                                                                       ---
Registration Statement") to be filed with the Securities and Exchange Commission
----------------------
(the "Commission") on or prior to or within one business day after the S-1
      ----------
Filing Date (as defined below) to effect the registration of its shares of Class A-1 Common Stock, par value $0.01 per share (the "Class A-1 Common Stock"), that
                                                  ----------------------
each party hereto shall receive in connection with the Reorganization and all shares of its Class B Common Stock, par value $0.01 per share (the "Class B
                                                                    -------
Common Stock"), and Class B-1 Common Stock, par value $0.01 per share (the
------------
"Class B-1 Common Stock"), into which such shares of Class A-1 Common Stock may
 ----------------------
be convertible;


              (b) to use its reasonable best efforts to cause the S-4 Registration Statement to become effective on or prior to the S-1 Effectiveness Date (as defined below).

              (c) to use its reasonable best efforts to cause any shares of Class B Common Stock that are issued upon the conversion of any Class A-1 Common Stock held by the parties hereto to be listed on the New York Stock Exchange immediately upon such conversion if the other shares of Class B Common Stock are so listed;

              (d) if the Reorganization is consummated as presently contemplated, pursuant to the terms and provisions of an agreement and plan of merger, each share of Class A common stock of the Company will be converted into 20 shares of Class A-1 Common Stock of New ARAMARK; and

              (e) that each share of Class A-1 Common Stock shall be convertible into one share of either (x) Class B Common Stock at any time or from time to time on or after the expiration of the Transfer Restriction Period (as defined below) or (y) Class B-1 Common Stock at any time or from time to time during the Transfer Restriction Period.

          "S-1 Filing Date" shall mean the date on which a Registration
           ---------------
Statement on Form S-1 shall be filed by New ARAMARK in connection with the IPO (the "S-1 Registration Statement").
      --------------------------

          "S-1 Effectiveness Date" shall mean the date on which the S-1
           ----------------------
Registration Statement shall be declared effective by the Commission.

          6.  Transfer Restrictions.  (a)  New ARAMARK hereby represents and
              ---------------------
warrants to each Class A Stockholder party hereto that (i) the only transfer restriction imposed by New ARAMARK in respect of the Class A-1 Common Stock and Class B-1 Common Stock shall be the restrictions on transfer and conversion set forth in Article FIFTH of its certificate of incorporation (the "Transfer Restriction"), (ii) the Transfer Restriction shall be in effect during the period beginning on the S-1 Effectiveness Date and ending on the date that is no more than 180 days after the date of pricing the IPO (the "Transfer Restriction Period") and (iii) there will not be any transfer restrictions imposed by New ARAMARK on the Class B Common Stock owned by Metropolitan Life Insurance Company ("MetLife") or its successors or assigns.
  -------

              (b) Upon expiration of the Transfer Restriction Period, New ARAMARK hereby agrees to (i) cause any transfer restriction legend or stop transfer instruction to be removed from the certificates representing such shares owned by MetLife or its successors and assigns (and not place any transfer restrictions or legends on, or in respect of, the shares of Class B Common Stock owned by MetLife or its successors and assigns) and (ii) cancel all stop transfer instructions on file with its transfer agent with respect to such shares (and not give any stop transfer instructions to its transfer agent in respect of the shares of Class B Common Stock held by MetLife or its successors and assigns).

          7.  Rule 144 and 145.  Each of the Company and New ARAMARK hereby
              ----------------
acknowledges that, as of the date hereof, neither MetLife nor its direct parent, MetLife, Inc., is an "affiliate" (within the meaning of Rule 144 and 145 promulgated under the Securities Act of 1933, as amended) of the Company or New ARAMARK, as applicable.

          8.  Consent to Amendment of Stockholders' Agreement.  MetLife, and
              -----------------------------------------------
each of its successors and assigns and any person or entity that executes a counterpart to this Agreement, hereby irrevocably consents to an amendment to the Amended and Restated

Stockholders' Agreement of the Company dated as of December 14, 1994 (the "Stockholders' Agreement") whereby substantially the following new paragraph will be inserted at the end of Section 11 ("Term") thereof in order to provide for the automatic termination of the Stockholders' Agreement upon consummation of the merger between the Company and New ARAMARK:

          "Notwithstanding anything to the contrary contained herein, pursuant to the Agreement and Plan of Merger to be entered into between ARAMARK and ARAMARK Worldwide Corporation, this Agreement shall terminate automatically and without further action by any party hereto upon the consummation of the merger between ARAMARK and ARAMARK Worldwide Corporation."

          9.  Confidentiality.  No Class A Stockholders shall disclose this
              ---------------
Amendment and Waiver nor any of its items of substance, directly or indirectly, to any other person (including, without limitation, lenders, underwriters, placement agents, or advisors or any similar persons) except (a) to the officers, agents and advisors of such Class A Stockholders who are directly involved in the consideration of this matter, (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case the Class A Stockholders shall promptly inform the Company thereof), or (c) as otherwise permitted with the prior written consent of the Company or New ARAMARK. To the extent that the Class A Stockholders inform their officers, agents and advisors in accordance with the foregoing, such persons shall be informed of the confidential nature of such information and the relevant Class A Stockholder shall be liable for any breach of this agreement by such person.

          10. Miscellaneous.  (a)  Each of the parties to this Amendment and
              -------------
Waiver shall bear its own costs and expenses incurred in connection with this Amendment and Waiver.

              (b) This Amendment and Waiver may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment and Waiver may be delivered by facsimile transmission of the relevant signature pages hereof.

              (c) THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

              (d) Each party hereto agrees to undertake all such acts and things as, in the reasonable judgment of such party, may be necessary, desirable or advisable to carry out the intent and purposes of this Agreement.

              (e) The rights and obligations of each party hereto set forth herein shall be binding upon such party's successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (other than MetLife's successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

              11. Notwithstanding anything in this Agreement or the Registration Rights Agreement to the contrary, the sole and exclusive remedy for any loss, liability, damage or claim of MetLife or its successors and assigns arising out of or in connection with the failure of shares of Class A-1 Common Stock held by MetLife or its successors and assigns following the Reorganization to be convertible into shares of registered, freely transferable Class B Common Stock of New ARAMARK at any time or from time to time on or after the expiration of the Transfer Restriction Period, shall be to reinstate, mutatis mutandis, the Registration Rights Agreement, including the Waived Provisions, as between the parties; provided however that the Registration Rights Agreement shall not be reinstated to the extent that any such failure arises out of any affirmative acts by MetLife, Inc. or MetLife or its successors and assigns, including the acquisition of additional shares of New ARAMARK common stock in an amount sufficient for MetLife, Inc. or MetLife to become an affiliate of New ARAMARK within the meaning of Rule 144 of the Securities Act of 1933, as amended.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their duly authorized officers on the date first above written.

                              ARAMARK CORPORATION


                              By: /s/  Bart J. Colli
                                  ------------------
                                  Name:  Bart J. Colli
                                  Title: E.V.P., General
                                         Counsel and Secretary


                              ARAMARK WORLDWIDE CORPORATION


                              By: /s/  Bart J. Colli
                                  ------------------
                                  Name:  Bart J. Colli
                                  Title: Executive VP, General
                                         Counsel and Secretary


                              METROPOLITAN LIFE INSURANCE
                                COMPANY


                              By: /s/  Leith R. Mace
                                  ----------------
                                  Name:  Leith R. Mace
                                  Title: Managing Director